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                                                                    Exhibit 10.1

                          [Geerlings & Wade Letterhead]

                                                                    July 2, 2002

David R. Pearce
33 Pleasant Street
Dover, MA 02030

Dear David:

     This will confirm our agreement with respect to certain aspects of your employment with Geerlings & Wade, Inc. (the "Company"). Reference is made to that certain agreement between you and the Company dated April 7, 2000 (the "Employment Agreement"). Pursuant to the Employment Agreement, as of July 1, 2002:

     1. You will serve as Chief Financial Officer, Vice President, Treasurer and Clerk of the Company and will no longer serve as President and Chief Executive Officer of the Company;

     2. Your Base Salary is adjusted to be $175,000, reduced from $200,000, and will not be subject to further reduction;

     3. None of your actions prior to July 1, 2002 of which any member of the Board is aware shall form the basis of a future termination with cause under the Employment Agreement; and

     4. All other aspects of the Employment Agreement shall remain in full force and effect.

     If you agree with the foregoing, please sign both copies of this letter, keep one copy for yourself, and return one copy to the Company for its records.

                                   Sincerely,
                                   GEERLINGS & WADE

                                   By: /s/ Huib Geerlings
                                       ----------------------
                                       Name: Huib Geerlings
                                       Title: Chairman of the Board

Accepted and Agreed:

/s/ David R. Pearce
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Date: July 2, 2002
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